Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors
Synergy Resources Corporation
Denver, Colorado

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (File numbers 333-186726, 333-188364, 333-201732 and 333-206876) and Form S-8 (File number 333-191684) of our report dated October 14, 2015 relating to the financial statements and the effectiveness of Synergy Resources Corporation’s internal control over financial reporting, which appear in this Form 10-K.

/s/ EKS&H, LLLP
Denver, Colorado
October 14, 2015